Exhibit 4.1

MAXIMUM CREDIT AMOUNT INCREASE AGREEMENT

THIS MAXIMUM CREDIT AMOUNT INCREASE AGREEMENT (this “Agreement”) dated as of December 19, 2014 is between JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A., Bank of America, N.A., Compass Bank, U.S. Bank National Association, Capital One, National Association and SunTrust Bank (each an “Existing Lender” and collectively, “Existing Lenders”), Whiting Oil and Gas Corporation, a Delaware corporation (“Borrower”), Whiting Petroleum Corporation, a Delaware corporation (the “Parent Guarantor”), and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) for the lenders party to the Credit Agreement referred to below. Each capitalized definitional term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement.

R E C I T A L S

A. The Borrower, the Parent Guarantor, the Administrative Agent and certain Lenders and agents have heretofore entered into that certain Sixth Amended and Restated Credit Agreement, dated as of August 27, 2014 as amended from time to time (the “Credit Agreement”).

B. The Borrower has heretofore requested pursuant to Section 2.06 of the Credit Agreement that the Aggregate Maximum Revolving Credit Amounts be increased to $3,500,000,000 by increasing the Maximum Revolving Credit Amount of the Existing Lenders.

C. NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.01 Commitment Increase.

(a) Pursuant to Section 2.06(c) of the Credit Agreement, effective as of the Effective Date (used herein as defined below) the Existing Lenders’ respective Maximum Revolving Credit Amounts are hereby increased as set forth on Annex 1 attached hereto.

(b) Effective as of the Effective Date the increase in each Existing Lender’s Maximum Revolving Credit Amount hereby supplements Annex I to the Credit Agreement, such that after giving effect to the inclusion of each Maximum Revolving Credit Amount increase contemplated hereby, Annex I to the Credit Agreement is amended and restated to read as set forth on Schedule 2.06 attached hereto.

Section 1.02 Waiver of Processing and Recordation Fee. The Administrative Agent hereby waives the processing and recordation fee of $3,500 required to be delivered in connection with this Agreement pursuant to Section 2.06 of the Credit Agreement.

Section 1.03 Representations and Warranties; Agreements. Each Existing Lender hereby: (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby, (ii) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered thereunder, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to increase its Revolving Commitment, on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with the terms of the Credit Agreement, all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender (including, without limitation, any obligations of it, if any, under Section 2.06(c) of the Credit Agreement).

Section 1.04 Effectiveness. This Agreement shall become effective as of December 19, 2014 (the “Effective Date”), subject to the Administrative Agent’s receipt of counterparts of this Agreement duly executed on behalf of the Existing Lenders and the Borrower.

Section 1.05 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic image scan transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

Section 1.06 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 1.07 Severability. In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, none of the parties hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Credit Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 1.08 Notices. All communications and notices hereunder shall be in writing and given as provided in Section 12.01 of the Credit Agreement.

[Signature Page to Follow]

2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

WHITING OIL AND GAS CORPORATION

By:	/s/ Michael J. Stevens
Name: Michael J. Stevens
Title: Vice President and Chief Financial Officer

WHITING PETROLEUM CORPORATION

By:	/s/ Michael J. Stevens
Name: Michael J. Stevens
Title: Vice President and Chief Financial Officer

[Signature Page to Maximum Credit Amount Increase Agreement]

ADMINISTRATIVE AGENT:	JPMORGAN CHASE BANK, N.A., as Administrative Agent and as an Existing Lender

By:	/s/ Jo Linda Papadakis
Name: Jo Linda Papadakis
Title: Authorized Officer

[Signature Page to Maximum Credit Amount Increase Agreement]

EXISTING LENDERS	WELLS FARGO BANK, N.A.

	By:	/s/ Tim Green
	Name:	Tim Green
	Title:	Director

[Signature Page to Maximum Credit Amount Increase Agreement]

BANK OF AMERICA, N.A.

By:	/s/ Ronald E. McKaig
Name:	Ronald E. McKaig
Title:	Managing Director

[Signature Page to Maximum Credit Amount Increase Agreement]

COMPASS BANK

By:	/s/ Rhianna Disch
Name:	Rhianna Disch
Title:	Vice President

[Signature Page to Maximum Credit Amount Increase Agreement]

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Tara McLean

Name:	Tara McLean

Title:	Vice President

[Signature Page to Maximum Credit Amount Increase Agreement]

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ Kristin N. Oswald

Name:	Kristin N. Oswald

Title:	Vice President

[Signature Page to Maximum Credit Amount Increase Agreement]

SUNTRUST BANK

By:	/s/ Scott Mackey

Name:	Scott Mackey

Title:	Director

[Signature Page to Maximum Credit Amount Increase Agreement]

Annex 1

Name of Lender	Current Maximum Revolving Credit Amount	Increased Maximum Revolving Credit Amount
JPMorgan Chase Bank, N.A.	$145,000,000.00	$163,297,619.05
Wells Fargo Bank, N.A.	$145,000,000.00	$163,297,619.04
Bank of America, N.A.	$145,000,000.00	$163,297,619.04
Compass Bank	$135,000,000.00	$152,035,714.29
U.S. Bank National Association	$135,000,000.00	$152,035,714.29
SunTrust Bank	$135,000,000.00	$152,035,714.29
Capital One, National Association	$135,000,000.00	$54,000,000.00

SCHEDULE 2.06

LIST OF MAXIMUM REVOLVING CREDIT AMOUNTS AFTER

MAXIMUM CREDIT AMOUNT INCREASE AGREEMENT

Aggregate Maximum Credit Amounts

Name of Lender	Applicable Revolving Percentage	Maximum Revolving Credit Amount
JPMorgan Chase Bank, N.A.	8.808503401%	$308,297,619.05
Wells Fargo Bank, N.A.	8.808503401%	$308,297,619.04
Bank of America, N.A.	8.808503401%	$308,297,619.04
Compass Bank	8.201020408%	$287,035,714.29
U.S. Bank National Association	8.201020408%	$287,035,714.29
SunTrust Bank	8.201020408%	$287,035,714.29
Capital One, National Association	5.400000000%	$189,000,000.00
Royal Bank of Canada	3.000000000%	$105,000,000.00
Canadian Imperial Bank of Commerce, New York Branch	3.000000000%	$105,000,000.00
MUFG Union Bank, N.A.	3.000000000%	$105,000,000.00
KeyBank National Association	3.000000000%	$105,000,000.00
The Bank of Nova Scotia	3.000000000%	$105,000,000.00
Santander Bank, N.A.	3.000000000%	$105,000,000.00
ABN Amro Capital USA LLC	3.000000000%	$105,000,000.00
ING Capital LLC	3.000000000%	$105,000,000.00
Comerica Bank	2.000000000%	$70,000,000.00
BOKF, N.A., d/b/a Bank of Oklahoma	2.000000000%	$70,000,000.00

Fifth Third Bank	2.000000000%	$70,000,000.00
Branch Banking and Trust Company	2.000000000%	$70,000,000.00
BNP Paribas	2.000000000%	$70,000,000.00
Sumitomo Mitsui Banking Corporation	2.000000000%	$70,000,000.00
HSBC Bank USA, National Association	2.000000000%	$70,000,000.00
Natixis	2.000000000%	$70,000,000.00
Regions Bank	2.000000000%	$70,000,000.00
Raymond James Bank, N.A.	1.000000000%	$35,000,000.00
Morgan Stanley Bank, N.A.	0.571428571%	$20,000,000.00

TOTAL	100.00%	$3,500,000,000.00